UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 27, 2025
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation of the United States	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On March 27, 2025, the Federal Home Loan Bank of San Francisco (the “Bank”) and Mr. Joseph E. Amato entered into an amendment to his employment agreement dated October 7, 2020, (as amended, the “Employment Agreement”). The description of such amendment set forth below in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 30, 2025, the board of directors of the Bank appointed Mr. Amato, then serving as the Bank’s Executive Vice President and Chief Financial Officer, to additionally serve as the Bank’s Interim President and Chief Executive Officer. On February 19, 2025, the board of directors of the Bank appointed Mr. Michael S. Hennessy to serve as Executive Vice President and Chief Financial Officer of the Bank, effective April 1, 2025, and, concurrently on April 1, 2025, Mr. Amato will step down from his role as Chief Financial Officer but continue to serve as the Interim President and Chief Executive Officer.

On March 27, 2025, the Bank and Mr. Amato entered into a fourth amendment to the Employment Agreement (“Amendment No. 4”), effective April 1, 2025, to further revise the Employment Agreement. Pursuant to Amendment No. 4, the term of Mr. Amato’s employment has been extended to May 31, 2025, unless earlier terminated upon the first to occur of: (1) timely written notice of non-renewal from either party, or (2) the date on which the Bank receives formal notice of non-objection from the Federal Housing Finance Agency to an employment agreement for Mr. Amato which expressly supersedes the current Employment Agreement. Furthermore, Amendment No. 4 provides that, as of April 1, 2025, Mr. Amato shall no longer serve in the position of Chief Financial Officer and continue to serve solely as the Interim President and Chief Executive Officer.

For more information related to the Amato Employment Agreement, see “Item 10. Executive Compensation – Narrative to Summary Compensation Table and Grants of Non-Equity Incentive Plan-Based Awards Table – Employment Agreements and Arrangements” of the Bank’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 6, 2025.

The foregoing description of Amendment No. 4 to the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4, a copy of which is attached hereto as Exhibit 10.1, filed herewith and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	10.1	Amendment No. 4, dated March 27, 2025, to the Employment Agreement, by and between the Federal Home Loan Bank of San Francisco and Joseph E. Amato, dated October 7, 2020, as amended.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: April 2, 2025	By:	/s/ Anne Segrest McCulloch
Anne Segrest McCulloch EVP, Chief Legal Officer and Corporate Secretary